UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2009

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PolyOne Center
33587 Walker Road, Avon Lake, Ohio	44012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2009, the European headquarters of PolyOne Corporation (the “Company”) will move from Belgium to Luxembourg. The move was made in order to facilitate a consolidation of certain shared services for PolyOne’s European activities.

In connection with the change in location for the European headquarters, on August 31, 2009, PolyOne Luxembourg s.à r.l. (the “Employer”), the Company’s wholly owned subsidiary located in Luxembourg, entered into an employment contract (the “Agreement”) with Bernard Baert, the Company’s Senior Vice President and General Manager, Color and Engineered Materials – Europe and Asia, effective September 1, 2009.

Among other things, the Agreement provides that Mr. Baert will be entitled to a base salary of €24,708, daily meal vouchers and the use of a company car.  Under the Agreement, Mr. Baert may also be eligible to participate in the Company’s Senior Executive Annual Incentive Plan and will be included in a defined contribution benefits cafeteria plan to be established by the Employer.  Pursuant to the terms of the Agreement, Mr. Baert has agreed not to compete with the Company and with the Employer for a period of twelve months after termination of the Agreement.

There is no specified employment term under the Agreement.  The Employer may terminate the Agreement with the legal notice period required by the Luxembourg Labor Code or immediately for gross misconduct.  If the Employer terminates the Agreement for any reason other than gross misconduct, Mr. Baert will be entitled to a severance package based on the Luxembourg Labor Code; provided, however, that the amount of such severance package shall not be less than the amount that Mr. Baert would have received under the formula provided in his former employment agreement with a Belgian subsidiary of the Company.  Presently, taking into account Mr. Baert’s level of remuneration, seniority and age, if the Agreement were terminated by the Employer for any reason other than gross misconduct, Mr. Baert would be entitled to receive an amount equal to 28 months of “remuneration” (defined as Mr. Baert’s average base salary, incentives and bonuses over the last 36 months plus the value of the private use of a company car, the meal vouchers, the Employer’s contribution to the defined contribution pension plan and all other regular payments or benefits granted by the Employer).

A copy of the Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Undetermined Time Employment Contract by and between PolyOne Luxembourg s.à r.l.and Bernard Baert

                      .

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary

Date:  September 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Undetermined Time Employment Contract by and between PolyOne Luxembourg s.à r.l.and Bernard Baert.